Exhibit (a)(5)(iii)

9 February 2016

UPDATE ON ENHANCED CAPITAL NOTES

Further to the announcement dated 29 January 2016 released by Lloyds Banking Group plc (the Group) in respect of the Enhanced Capital Notes (ECNs) issued by LBG Capital No. 1 plc and LBG Capital No. 2 plc, the Group has been notified that the Supreme Court has granted the ECN Trustee leave to appeal the Court of Appeal’s decision of 10 December 2015.

LBG is reviewing this decision and will provide a further update later today.

– END –

For further information:

Investor Relations

Douglas Radcliffe	+44 (0) 20 7356 1571

Group Investor Relations Director

Email: douglas.radcliffe@finance.lloydsbanking.com

Corporate Affairs

Matt Smith	+44 (0) 20 7356 3522

Head of Corporate Media

Email: matt.smith@lloydsbanking.com

FORWARD LOOKING STATEMENTS

This announcement contains certain forward-looking statements with respect to the business, strategy and plans of the Group and its current goals and expectations relating to its future financial condition and performance. Statements that are not historical facts, including statements about the Group’s or its directors’ and/or management’s beliefs and expectations, are forward-looking statements. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon circumstances that will or may occur in the future. Factors that could cause actual business, strategy, plans and/or results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by the Group or on its behalf include, but are not limited to: general economic and business conditions in the United Kingdom and internationally; market related trends and developments; fluctuations in exchange rates, stock markets and currencies; the ability to access sufficient sources of capital, liquidity and funding when required; changes to the Group’s credit ratings; the ability to derive cost savings; changing customer behaviour including consumer spending, saving and borrowing habits; changes to borrower or counterparty credit quality; instability in the global financial markets, including Eurozone instability, the potential for one or more countries to exit the Eurozone or European Union (EU) (including the United Kingdom as a result of a referendum on its EU membership) and the impact of any sovereign credit rating downgrade or other sovereign financial issues; technological changes and risks to cyber security; pandemic, natural and other disasters, adverse weather and similar contingencies outside the Group’s control; inadequate or failed internal or external processes or systems; acts of war, other acts of hostility, terrorist acts and responses to those acts, geopolitical, pandemic or other such events; changes in laws, regulations, accounting standards or taxation, including as a result of further Scottish devolution; changes to regulatory capital or liquidity requirements and similar contingencies outside the Group’s control; the policies, decisions and actions of governmental or regulatory authorities in the United Kingdom, the EU, the United States or elsewhere including the implementation of key legislation and regulation; the ability to attract and retain senior management and other employees; requirements or limitations imposed on the Group as a result of HM Treasury’s investment in the Group; actions or omissions by the Group’s directors, management or employees including industrial action; changes to the Group’s post-retirement defined benefit scheme obligations; the provision of banking operations services to TSB Banking Group plc; the extent of any future impairment charges or write-downs caused by, but not limited to, depressed asset valuations, market disruptions and illiquid markets; the value and effectiveness of any credit protection purchased by the Group; the inability to hedge certain risks economically; the adequacy of loss reserves; the actions of competitors, including non-bank financial services and lending companies; and exposure to regulatory or competition scrutiny, legal, regulatory or competition proceedings, investigations or complaints. Please refer to the latest Annual Report on Form 20-F filed with the SEC for a discussion of certain factors together with examples of forward-looking statements. The forward-looking statements contained in this announcement are made as of the date of this announcement, and the Group expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements, except as required by any applicable law or regulation.